PROXY                    TELVUE CORPORATION               PROXY

            This Proxy is Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders on June 3, 1998

    The undersigned hereby appoints Frank J. Carcione and Joseph M. Murphy proxy and attorney, with full power of substitution, to vote all the shares of the Common Stock of TelVue Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at TelVue Corporation located at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054, on June 3, 1998 at 10:00 o'clock a.m., local time, and any adjournment thereof upon the following matters set forth in the notice of such meeting.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2.

1.  ELECTION OF DIRECTORS

H.F. Lenfest, Frank J. Carcione, Donald L. Heller, Joseph M. Murphy, Joseph
A. DiJulio

____  FOR all nominees listed above (except as marked to the contrary below.)


____  WITHHOLD AUTHORITY to vote for nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2. IN THEIR DISCRETION, ON SUCH OTHER MATTERS INCIDENT TO THE SUBJECT MATTER OF THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF SUCH MEETING.


    PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE

    Each share of common stock is entitled to 10 votes; provided, however, that persons who have been the beneficial owner of shares of common stock for less than two years or who did not acquire such shares in the course of the spin-off of the Company from Science Dynamics Corporation are entitled to only one vote per share. As provided in the Certificate of Incorporation, the Board of Directors, on written application directed to the Secretary of the Company at any time prior to the special meeting, may waive such holding period requirements and provide that shares held by such stockholder shall have 10 votes per share. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the annual meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ, 08054.

    Please sign your name exactly as it is shown on the left. Corporate Offices, executors, administrators, trustees, guardians and attorneys should give their full title. All joint tenants, tenants in common, and tenants by the entirety should sign.

                     Date:_________________________________, 1998
                     ____________________________________________
                     ____________________________________________
                     Signature(s) of stockholder(s)

                          TELVUE CORPORATION
                     16000 HORIZON WAY, SUITE 500
                        MT. LAUREL, NJ  08054
                            (609) 273-8888

                  ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD AT 10:00 A.M.,
                            June 3, 1998


To the Stockholders of Telvue Corporation:

    NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Stockholders of TelVue Corporation, a Delaware corporation (the "Company"), will be held at the executive offices of the Company located at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey on June 3, 1998 at 10:00 A.M. for consideration of and action upon the following matters:

    I. Election of five (5) directors to hold office for the ensuing year and until their successors have been duly elected and qualified; and

    II. Such other matters as may properly come before the Annual Meeting. The Board of Directors has fixed the close of business on May 1, 1998, as the record date for determination of holders of Common Stock of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A list of stockholders and their stockholdings as of such record date will be available to all stockholders at the time and place of this meeting.

THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

    STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE (a) BY NOTIFYING THE SECRETARY OF THE COMPANY IN WRITING, (b) BY DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                              BY ORDER OF THE BOARD OF DIRECTORS:

                                 Irene A. DeZwaan, Secretary

May 2, 1998

                                   TELVUE CORPORATION
                              16000 HORIZON WAY, SUITE 500
                                  MT. LAUREL, NJ  08054
                                     (609) 273-8888

                                  DATED May 2, 1998


                                  PROXY STATEMENT

    This Proxy Statement is furnished with the attached Notice of Annual Meeting and with accompanying proxy on or about May 2, 1998, to each stockholder of record of TelVue Corporation (the "Company") at the close of business on May 1, 1998 ("Record Date"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of the Company to be held on June 3, 1998 at 10:00 A.M. at the executive offices of the Company, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey 08054, and at any adjournment or adjournments thereof for the purposes stated below. The form of Proxy is enclosed.

                        REVOCABILITY OF PROXY

    Subject to the conditions set forth elsewhere in this Proxy Statement, the shares represented by each executed Proxy will be voted at the Annual Meeting in accordance with the instructions given. If no instruction is given on the Proxy, the Proxy will be voted FOR the Board's nominees for director, and FOR any other matter properly presented for a vote at the meeting.

    Any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                    DISSENTER'S RIGHT OF APPRAISAL

    The matters submitted to the stockholders for their approval will not give rise to dissenter's appraisal rights under Delaware law.

                  PERSONS MAKING THE SOLICITATION

    The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

             VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on the Record Date, the total number of shares of the Company's Common Stock outstanding was 23,814,500 shares. Each share of Common Stock will be entitled to either one vote per share or ten votes per share on all business to come before the Annual Meeting, as described below. In addition, on the Record Date there also were 3,518,694 shares of the Company's Preferred Stock outstanding. The Preferred Stock is convertible at any time at the election of the holder into Common Stock at
6.667 shares of Common Stock for each share of Preferred Stock. At the Record Date, no shares of Preferred Stock had been converted into shares of Common Stock.

    Article 17(f) of the Certificate of Incorporation provides that any shares of Common Stock not owned beneficially for two years or not received in the course of the original spin-off of the Company from Science Dynamics Corporation, cannot be voted at their full voting power of ten votes per share unless the Board shall determine that the same were acquired neither for purposes adverse to the best interests of stockholders nor for purposes of disrupting the normal course of operations of the Company. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the Annual Meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054.

Security Ownership of Certain Beneficial Owners

      The following table sets forth, as of the Record Date, certain information with respect to each person who was known to the Company to be a beneficial owner of more than five percent (5%) of the Company's Common Stock.

      Name and Address        Amount and Nature of         Percent
    of Beneficial Owner       Beneficial Ownership       of Class (1)

H.F. (Gerry) Lenfest             67,931,746 (2)             88.0%
c/o The Lenfest Group
200 Cresson Boulevard
P.O. Box 989
Oaks, PA 19456-0989
Chairman of the Board and Director

    As of the Record Date, 23,814,500 shares of Common Stock were outstanding.

    (2) Includes 23,459,133 shares of Common Stock issuable upon conversion of Preferred Stock owned by Mr. Lenfest. Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include accrued but unpaid interest on the subordinated $500,000 Note which may be converted into shares of Preferred Stock. Also does not include accrued interest, as of March 31, 1998, on the National Equipment Loan made to the Company or accrued dividends on the shares of Preferred Stock owned by Mr. Lenfest, either of which the Company may elect to pay in shares of Preferred Stock.

Security Ownership of Management

    The following table sets forth, as of the Record Date, certain information with respect to the Common Stock beneficially owned by the directors and executive officers of the Company and by all directors and executive officers as a group. The address of all directors and executive officers is c/o TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054.

      Name and Address             Amount and Nature       Percent
    of Beneficial Owner           Beneficial Ownership   of Class (1)

H.F. (Gerry) Lenfest                67,931,746(2)           88.0%
c/o The Lenfest Group
200 Cresson Boulevard
P.O. Box 989
Oaks, PA 19456-0989
Chairman of the Board and Director

Joseph M. Murphy                        90,000(3)             *
Executive Vice President
Sales and Operations and Director

Donald L. Heller
Director                                10,000                *

All Directors and Officers as
a Group (6 Persons)                 68,031,746(2)(3)        88.1%

    * Less than 1%

    (1) As of the Record Date, 23,814,500 shares of Preferred Stock were outstanding.

    (2) Includes 23,459,133 shares of Common Stock issuable upon conversion of Preferred Stock owned by Mr. Lenfest. Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include accrued but unpaid interest on the subordinated $500,000 Note which may be converted into shares of Preferred Stock. Also does not include accrued interest, as of March 31, 1998, on the National Equipment Loan made to the Company or accrued dividends on the shares of Preferred Stock owned by Mr. Lenfest, either of which the Company may elect to pay in shares of Preferred Stock.

    (3) Includes 15,000 shares issuable to Joseph M. Murphy upon exercise of currently exercisable stock options held by Mr. Murphy.

                                    PROPOSAL 1
                               ELECTION OF DIRECTORS

Five (5) directors will be elected to hold office subject to the provisions of the Company's by-laws until the next Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The vote of a majority of the votes entitled to be cast by stockholders present in person or by proxy, is required to elect members of the Board of Directors. The following table sets forth the name, age, position with the Company and respective director service dates of each person who has been nominated to be a director of the Company:

       Name                Age       Position(s)               Director
                                  With The Company              Since

H. F. (Gerry) Lenfest      68     Chairman and Director         1989

Frank J. Carcione          57     President, Chief Executive
                                  Officer, and Director         1990

Donald L. Heller           52     Director                      1993

Joseph M. Murphy           44     Vice President of Sales
                                  and Operations and Director   1997

Joseph A. DiJulio          43     Director                       -


The Board of Directors has unanimously recommended the slate of nominees for election as directors at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR the election of the entire slate of nominees.

Principal Occupation of the Director Nominees

H.F. Lenfest has been a director of the Company since 1989. He is the President, Chief Executive Officer and a director of Lenfest Communications, Inc. and each of its subsidiaries (the "Lenfest Group"). The Lenfest Group of companies are engaged in operating cable television systems, providing cable advertising and programming and microwave communications. Mr. Lenfest's principal occupation since 1974 has been the President and CEO of Lenfest Communications, Inc. and the Lenfest Group of companies.

Frank J. Carcione has been a director of the Company since 1990. He became the Executive Vice President in May 1990, and was elected President and Chief Executive Officer in May 1991. From August 1989 to May 1990, he held the position of Vice President (marketing sales, pay-per-view and franchise relations) with Garden State Cablevision L.P., a New Jersey cable television operator. From November 1980 until August 1989, he held the same position with New York Times Cable TV, the predecessor to Garden State Cablevision L.P.

Donald L. Heller has been a director of the Company since 1993. He has been a Vice President of Lenfest Communications, Inc. since March 1993. Prior to assuming his current position, Mr. Heller was, from June 1984 to January 1993, the Vice President and General Manager of Sportschannel Prism Associates, a regional cable television service which provides movies and professional sports.

Joseph M. Murphy has been a director of the Company since 1997. He is the Executive Vice President of Sales and Operations of the Company. Mr. Murphy was appointed to this position in September 1994. Prior to this appointment, Mr. Murphy had been Vice President of Sales since joining the Company in 1986.

Joseph A. DiJulio has been the Vice President of Network Services since January 1995 and General Manager since July 1988 of Suburban Cable TV Company, Inc. ("Suburban"), a subsidiary of Lenfest Communications, Inc. From January 1993 through December 1995, Mr. DiJulio was a Regional Manager of Suburban. Mr. DiJulio has held various positions of increasing responsibility with Suburban since joining the company in June 1984. Certain Legal Proceedings

On December 6, 1995, the Securities and Exchange Commission (the "SEC") sued Mr. Lenfest and his wife, in the United States District Court for the Eastern District of Pennsylvania. The SEC alleges that, in October 1993, Mr. Lenfest, while in possession of non-public information, recommended to one of his sons that he purchase Tele-Communications, Inc. ("TCI") stock and that Mr. Lenfest's wife traded in TCI stock in October 1993 on the basis of information she misappropriated from her husband. Mr. Lenfest and his wife have categorically denied that they engaged in any improper conduct and are defending this action vigorously.

In April 1996, a former employee filed suit against the Company and Mr. Lenfest, James T. Shelley vs. TelVue Corporation and H.F. Lenfest, with the Superior Court of Burlington County, New Jersey, Civil Action Number 01368-
96. The complaint alleges breach of contract, breach of implied covenant of good faith and fair dealing detrimental reliance and unjust enrichment. The suit seeks damages for an unspecified amount for compensation and compensatory damages. Based upon correspondence from Mr. Shelley's attorneys prior to filing the suit, the Company's legal counsel believes that Mr. Shelley is seeking actual damages of approximately $400,000 for commissions, unpaid salary, stock options and other benefits. The Company believes the employee's claims are without merit and continues to vigorously defend the suit.

Meetings of the Board of Directors and Committees

The Board of Directors held two meetings during the year ended December 31, 1997, and acted by unanimous consent on several other occasions during 1997. The Company has no nominating or compensation committees. The Audit committee and Stock Option committee consists of Donald Heller. No meetings of either committee were held during 1997. All directors attended at least 100% of the Board meetings except Mr. Lenfest and Mr. Heller who attended 50% of the Board meetings.

    The employee directors of the Company receive no compensation. Non-employee directors (other than Mr. Lenfest) receive $500 paid in shares of common stock of the Company for each meeting of the Board attended. The shares are priced at the higher of $.05/share or the ask price on the date of grant. During 1997, Mr. Heller received 10,000 shares of common stock.

Executive Compensation

                            SUMMARY COMPENSATION TABLE

                                              Annual Compensation
Name and                     Year     Salary     Commissions      All Other
Principal Position                                              Compensation

Frank J. Carcione            1997    $124,950       ---          $3,124 (1)
Chief Executive Officer      1996     119,000       ---           2,761 (1)
                             1995     108,000       ---             997 (1)

Joseph Murphy                1997    $ 89,302     $44,155        $2,233 (1)
Executive Vice President     1996      85,362      53,710         2,134 (1)
of Sales and Operations      1995      81,623      30,461         1,869 (1)

    (1) Company funded contributions to the Company's Simplified Pension Plan (SEP).

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                              Number of         Value of
                    Shares       Value       Unexercised      Unexercised
Name               Acquired     Realized      Options        In-The-Money
                      on                     Exercisable/       Options
                   Exercise                  Unexercisable    Exercisable/
                                                             Unexercisable

Frank J. Carcione     ---         ---           ---              ---
Chief Executive
Officer

Joseph M. Murphy      ---         ---          $15,000          $1,050 (1)
Executive Vice
President of Sales
and Operations

    (1) Values calculated based upon the average of the bid and ask price on December 31, 1997.

Certain Relationships and Related Transactions

     Since November 2, 1989, the Company has funded its expansion and operating deficit from the $2,500,000 of proceeds from the sale of shares of the Company's Common Stock and Preferred Stock to Mr. Lenfest and from borrowings from Mr. Lenfest. From November 1989 to February 1996, the Company borrowed an aggregate of $6,128,712 from Mr. Lenfest. The interest rates on the loans range from a floating rate based on the prime rate of PNC Bank to a fixed rate of 12% (see Note 5 to the financial statements of the Company in the 1997 Annual Report). Interest on one of the loans in the principal amount of $1,471,272 as of December 31, 1997, is payable quarterly and, at the option of the Company may be paid by the delivery of shares of the Company's Preferred Stock at the rate of one share of Preferred Stock for each one dollar of accrued interest. Interest due on this loan through December 31, 1997, in the amount of $473,682 has been paid with 473,682
shares of Preferred Stock.   In addition, during January 1995, Mr. Lenfest
purchased from Science the Company's non-interest bearing note in the amount of $541,000 (the "Prior Science Note").

    Effective as of March 31, 1997, the Company obtained from Mr. Lenfest a written agreement stating he will not demand repayment of his loans or the cash payment of accrued interest on the loans through January 1, 2000.
During the fourth quarter of 1997, the Board of Directors of the Company (with Mr. Lenfest not participating) authorized the Company to make monthly principal payments of $150,000 to Mr. Lenfest. The Board (with Mr. Lenfest not participating) also directed the Company to begin accruing interest on all unpaid interest on all outstanding loans balances due to Mr. Lenfest effective January 1, 1998. Mr. Lenfest has agreed to accept payments of principal through December 31, 1998. During 1997, the Company made principal payments of $2,050,000 to Mr. Lenfest. The aggregate outstanding loan balances due to Mr. Lenfest as of the Record Date are $3,619,712. In addition, the Board of Directors of the Company (with Mr. Lenfest not participating) authorized that at management's discretion, the Company may make monthly principal payments in excess of $150,000 when the Company has excess cash not needed to fund operations.

    On September 27, 1994, the Company entered into a service agreement with Box Worldwide, Inc., formerly known as Video Jukebox Network, Inc. ("VJN") an affiliate of Mr. Lenfest. The agreement provided that the Company would act as a 900 call service bureau to facilitate the ordering, by VJN customers, of music videos on the cable or home dish of the VJN customer. Mr. Lenfest had loaned the Company $358,267 to purchase equipment and software needed to provide service to VJN. In July 1996, VJN informed the Company that VJN intended to terminate the service agreement. VJN agreed to reimburse the Company $284,619. On January 10, 1997, VJN paid the Company $284,619.

    At December 31, 1997, the Company was indebted to Mr. Lenfest in the principal amount of $4,319,712.
Other related transactions are described in Notes 5, 7 and 10 of the financial statements of the Company in the 1997 Annual Report.

          STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

    Proposals of stockholders intended to be presented for inclusion in the proxy statement and form of proxy related to the 1998 Annual Meeting must be received at the Company's executive offices at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey no later than January 4, 1999.

                 INDEPENDENT PUBLIC ACCOUNTANTS

    The accounting firm of Pressman Ciocca Smith LLP served as the Company's independent public accountants for the year ended December 31, 1997. A representative of Pressman Ciocca Smith LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions of stockholders.

                      OTHER INFORMATION

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE BY WRITING TO: PRESIDENT, TELVUE CORPORATION, 16000 HORIZON WAY, SUITE 500, MT. LAUREL, NEW JERSEY 08054.